Exhibit 10.1

Corporate Address

Fannin South Professional

Building, Suite 140

7707 Fannin Street

Houston, Texas 77054

t: 832.968.4888

Transition and Consulting Agreement

February 9, 2022

Gianluca Rotino

Dear Mr. Rotino:

Kiromic BioPharma, Inc., a Delaware corporation (the “Company”), is pleased to offer this Transition and Consulting Agreement (this “Agreement”), effective as of February 9, 2022 (the “Effective Date”), to Mr. Gianluca Rotino (“Consultant,” together with the Company, the “Parties” and, each, a “Party”) in connection with the termination of his employment with the Company and retention as an independent contractor to perform certain consulting services.  In consideration of the mutual promises and agreements contained in this Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Termination of Employment and Resignation from the Board.  Consultant’s employment with Company shall terminate as of the Effective Date.  Consultant shall receive his base salary as an employee and payment for all accrued unused vacation time to and through the Effective Date.  For purposes of Section 3 of the Restricted Stock Units Award Agreement between the Parties dated August 20, 2020 and June 22, 2021 (the “RSU Agreements”), Consultant’s rendering of the Services (as defined below) shall constitute “continued . . . services” to the Company and, as such, the RSUs (as defined in the RSU Agreements) shall continue to vest during the term of this Agreement.  The Company shall also pay Hogan Lovells US LLP for all services it has rendered to Consultant through the Effective Date in connection with his employment with the Company and status as a member of the Company’ Board of Directors (the “Board”).  Further, as of the Effective Date, Consultant hereby resigns from the Board.
2.Services.  Consultant shall render to the Company, on an as needed basis, those services as specified by the Company from time to time (the “Services”).  For the avoidance of doubt, the Services shall not include matters concerning financial reporting or internal controls of the Company.  Consultant agrees to perform the Services (i) in a competent and professional

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21797328.8 238823-10002

Gianluca Rotino
February 9, 2022

manner; (ii) in compliance with all applicable laws and regulations; and (iii) on a timely basis as required by the facts and circumstances.
3.Term and Termination. This Agreement shall commence and become effective as of the Effective Date and shall continue for a period of nine (9) months thereafter.  Notwithstanding the foregoing, either Party may terminate this Agreement, at any time, for any or no reason, upon at least thirty (30) days’ prior written notice to the other Party, except no such prior notice shall be required in the event the Company terminates this Agreement for cause.  Notwithstanding the foregoing, this Agreement will terminate immediately upon the death or incapacity of Consultant.  The period of time during which Consultant is engaged hereunder shall be referred to herein as the “Term.”  Upon termination of this Agreement pursuant to its terms, the Company will be responsible only for all outstanding fees owed for Services performed prior to the date of termination.
4.Fees and Expenses.
(a)In consideration for the Services, the Company shall pay Consultant at the rate of $25,000 per month, payable on or before the last day of each month for the Services rendered during such month.
(b)Subject to the Company’s expense reimbursement policy, the Company shall reimburse Consultant for reasonable business expenses incurred by Consultant in connection with his performance of the Services, provided that any individual expense over $500 is pre-approved in writing by the Chief Executive Officer of the Company.
(c)Other than the payments provided by this Section 4, Consultant shall not be entitled to any other compensation of any kind, unless the Company specifically approves such compensation in advance in writing.  Neither federal, state, nor local taxes of any kind shall be withheld or paid by the Company on behalf of Consultant in connection with payments made by the Company under this Section 4.  The Company shall issue a Form 1099 to any Consultant who is a natural person with respect to such payments that, in the aggregate, are equal to or greater than $600 in any calendar year or as otherwise required by law.  Consultant acknowledges that, as an independent contractor, Consultant will be solely liable for, and indemnify and defend the Company with respect to, any and all tax liability (including any penalties and interest) associated with Consultant’s provision of the Services and any payments made to Consultant by the Company under this Agreement.

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Gianluca Rotino
February 9, 2022

5.Confidentiality.
(a)As used herein, “Confidential Information” means any proprietary information technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, markets, developments, inventions, processes, formulas, technology, marketing, finances, or other business information disclosed to Consultant by Company either directly or indirectly in writing, orally or otherwise. Confidential Information also includes all inventions and any other information or materials generated in connection with the Services.  Consultant shall not, during or subsequent to this term of this Agreement, use any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Company, or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of Company.  Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information.  Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to Company all Confidential Information and Company’s property relating thereto and all tangible embodiments thereof, in Consultant’s possession or control.  Notwithstanding the above, Consultant’s obligation relating to Confidential Information shall not apply to information that (i) is known to Consultant at the time of disclosure to Consultant by Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been received by Consultant from a third party authorized to make such disclosure.
(b)Consultant agrees that Consultant will not, during the term of this Agreement, use for the benefit of or disclose to the Company any proprietary information or trade secrets of any former or current employer or other person or entity to which Consultant has a duty to keep in confidence such information and that Consultant will not bring onto the premises of Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by the same. Consultant will indemnify Company and hold in harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation or claimed violation of the Company of such third party’s rights resulting in whole or in part from Company’s use of the work product of Consultant under this Agreement.
(c)Consultant recognizes that Company has received and, in the future will receive, from third parties their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or

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Gianluca Rotino
February 9, 2022

proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company’s agreement with such third party.
6.Ownership of Intellectual Property.
(a)The Company’s Proprietary Rights.  Consultant acknowledges and agrees that all Intellectual Property (defined below) created, made or conceived by Consultant (solely or jointly) during Consultant’s engagement by the Company that relates to the actual or anticipated businesses of the Company or results from or is suggested by any work performed by employees or other independent contractors for or on behalf of the Company (“Company-Related Intellectual Property”) shall be deemed “work for hire” and shall be and remain the sole and exclusive property of the Company for any and all purposes and uses whatsoever as soon as Consultant conceives or develops such Intellectual Property, and Consultant hereby agrees that its assigns, executors, heirs, administrators or personal representatives shall have no right, title or interest of any kind or nature therein or thereto, or in or to any results and proceeds therefrom.  If for any reason such Company-Related Intellectual Property is not deemed to be “work-for-hire,” then Consultant hereby irrevocably and unconditionally assigns all rights, title, and interest in such Company-Related Intellectual Property to the Company.  In addition, Consultant hereby waives any so-called “moral rights” in and in respect of the Company-Related Intellectual Property.  Consultant shall promptly disclose in writing to the Company the existence of any and all Company-Related Intellectual Property.  As used in this Agreement, “Intellectual Property” shall mean and include any ideas, inventions (whether or not patentable), designs, improvements, discoveries, innovations, patents, patent applications, trademarks, service marks, trade dress, trade names, trade secrets, works of authorship, copyrights, copyrightable works, films, audio and video tapes, other audio and visual works of any kind, scripts, sketches, models, formulas, tests, analyses, software, firmware, computer processes, computer and other applications, creations and properties, Confidential Information and any other patents, inventions or works of creative authorship.
(b)Cooperation.  Consultant agrees to assist the Company, and to take all reasonable steps, with securing patents, registering copyrights and trademarks, and obtaining any other forms of protection for the Company-Related Intellectual Property in the United States and elsewhere.  In particular, at the Company’s expense (except as noted in clause (i) below), forthwith upon request of the Company, Consultant shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (i) to vest in the Company all of Consultant’s right, title, and interest in and to such Company-Related Intellectual

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Gianluca Rotino
February 9, 2022

Property, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances (“Liens”) (and Consultant agrees to take such action, at its expense, as is necessary to remove all such Liens) and (ii), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.  In the event that Consultant is unable or unavailable or shall refuse to sign any lawful or necessary documents required in order for the Company to apply for and obtain any copyright or patent with respect to any work performed by Consultant under this Agreement (including applications or renewals, extensions, divisions or continuations), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and in Consultant’s behalf, and in Consultant’s place and stead, to execute and file any such applications or documents and to do all other lawfully permitted acts to further the prosecution and issuance of copyrights and patents with respect to Company-Related Intellectual Property with the same legal force and effect as if executed or undertaken by Consultant.
(c)No infringement.  Consultant represents and warrants to the Company that all Services, Intellectual Property and any other work delivered to the Company hereunder shall be original and shall not infringe upon or violate any patent, copyright or proprietary right of any person or third party.  Consultant further agrees to indemnify, defend and hold harmless, at Consultant’s costs, the Company against any loss or damage arising out of an infringement of any patent, copyright or other third-party proprietary right by Consultant’s work.
(d)Severability.  To the extent this Agreement is required to be construed in accordance with laws of any state which precludes as a requirement in a consulting or employment agreement the assignment of certain classes of inventions made by a consultant or employee, this Section 6 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.
7.No Interference.  Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement limits the Consultant’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Department of Justice, the Congress, and any agency Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”).  The Consultant further understands that this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

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Gianluca Rotino
February 9, 2022

8.Cooperation in Investigations and Litigation. In consideration for the payments and agreements set forth in this Agreement, during and following the term of this Agreement, Consultant agrees, upon request of the Company, to cooperate with the Company and its subsidiaries and affiliates with reasonable advance notice to provide information to and assist the Company, and its subsidiaries and affiliates in the investigation, defense, or prosecution of any suspected claim against or by the Company and its/their subsidiaries and affiliates or any Releasee (as defined herein). Such assistance will include, but is not limited to, participating in interviews with representatives of the Company, attending, as a witness, depositions, trials, or other similar proceedings without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information. Consultant further agrees that he will provide full, complete and truthful information and testimony in all interviews, meetings, and/or testimony. Consultant understands that the Company will reimburse Consultant for reasonable out-of-pocket expenses incurred as a result of such cooperation. Consultant will act in good faith to furnish the information and cooperation required by this Section 8, and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create a hardship for Consultant.
9.Reports. Consultant agrees, from time to time during the term of this Agreement, to keep Company advised as to Consultant’s progress in performing the Services and, as reasonably requested by Company, prepare written reports with respect to thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Services by Consultant.  All such reports prepared by Consultant shall be the sole property of Company.
10.Independent Contractor. Consultant is an independent contractor and not a Company employee.  Nothing herein creates or is intended to create any employment relationship between Consultant and the Company, and Consultant agrees not to represent to others that he is an employee of the Company.  This Agreement shall not be construed as creating a partnership or joint venture between the Parties or as creating any other form of legal association that would impose liability upon one Party for the act or failure to act of the other Party.  Further, Consultant shall have no authority to bind Company in any respect.  Consultant shall not be eligible to participate in or receive any benefit from any benefit plan or program available to Company employees (except to the extent it results from Consultant’s former status as an employee of the Company).
11.Company Property. Upon termination of the Consultant’s employment and except as otherwise expressly agreed to with the Chief Executive Officer in writing for purpose of rendering services during the term of this Agreement, Consultant shall return to the Company all

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Gianluca Rotino
February 9, 2022

documents and other property belonging to the Company, including items such as keys, phone, credit cards and computers or other devices that have not already been returned by Consultant, with receipt acknowledged by the Company. Upon the expiration of the term of this Agreement, Consultant shall return to the Company all other documents and other property belonging to the Company.  Consultant agrees not to make or retain any copies, electronic or otherwise, of the Company’s confidential information, as described in this Agreement, the Executive Employment Agreement between the Parties dated as of July 1, 2020, as amended October 26, 2020 (the “Employment Agreement”), and the Proprietary Information Agreement which the Consultant previously executed with the Company.
12.Conflicting Obligations. Consultant hereby certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of the Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. Subject to written waivers that may be provided by the Company upon request, which shall not be unreasonable withheld, Consultant agrees that, during the term of this Agreement, Consultant will not directly or indirectly (i) participate in the formation of any business or commercial entity that is competitive with the Company.  The Services performed hereunder will not be conducted on time that is required to be devoted to any other third party.  The Consultant shall not use the funding resources and facilities of any other third party, without the prior written consent of Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third-party rights or access to the product of such Services.
13.Waiver and General Release.
(a)General Release. Consultant, on behalf of himself and his heirs, executors, administrators, family members, attorneys and assigns, hereby waives, forever generally releases and discharges the Company, together with the Company’s directors, subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including each of their respective directors, officers, employees, shareholders, members, managers, partners, attorneys, insurers, and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, suits, complaints, contracts (whether oral or written, express or implied from any source), promises and liabilities of any kind, in law or equity, that Consultant ever had, may now have or hereafter can, will or may have against the Releasees as of the Effective Date (defined below), including, but not limited to:

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Gianluca Rotino
February 9, 2022

(i)claims, actions, causes of action or liabilities arising under, or related to, the Employment Agreement;
(ii)claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefits Protection Act (the “OWBPA”), the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Rehabilitation Act, the Americans with Disabilities Act, Section 1981 of the Civil Rights Act, the 1991 Civil Rights Act, the Family and Medical Leave Act, and/or any other federal, state, municipal or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or
(iii)claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or
(iv)future causes of action under the federal false claims act and/or any state false claims act relating in any manner to information learned while employed with the Company; and/or
(v)any other claim whatsoever including, but not limited to, claims for severance pay, sick pay, unpaid wages, unpaid bonuses, unpaid paid time off, claims based upon breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, defamation, interference with contract, intentional and/or negligent infliction of emotional distress, fraud, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to his employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding any claims that by law Consultant cannot waive, including claims for indemnification, and any claim that the Company has failed to make any payments or to provide any of the payments or benefits described in this Agreement.
(b)Release of Known and Unknown Claims and Claims Under Age Discrimination in Employment Act. Consultant understands that this waiver and release includes a release of all known and unknown claims, including claims under the federal Age Discrimination in Employment Act. Consultant acknowledges that this waiver and release does not waive any right or claim that he may have under the ADEA, as amended by the OWBPA, that arises after the Effective Date.

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Gianluca Rotino
February 9, 2022

(c)Knowing and Voluntary Waiver. Consultant further acknowledges and agrees that he has carefully read and fully understands all of the provisions of this waiver and release and that he has obtained representation by counsel in connection with his execution of this waiver and release. Consultant has freely, knowingly and voluntarily elected to execute this waiver and release, in exchange for due consideration, by signing below.  Consultant further acknowledges that he (i) is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (ii) has made his own investigation of the facts and is relying solely upon his own knowledge; and (iii) knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown.
(d)Time to Consider Waiver and Release; Revocation. Consultant acknowledges that he has had at least 21 calendar days after the receipt of this waiver and release to consider signing this waiver and release and that he may voluntarily choose to waive this 21-day period.  In addition, Consultant has seven calendar days after signing this Agreement to revoke it, in which case this Agreement shall be null and void. Any such revocation must be in writing and be submitted to Kiromic BioPharma, Inc., Attn:  CFO, 7707 Fannin Street, Suite 140; Houston, TX, 77054. Consultant understands that if he signs this Agreement and does not revoke this Agreement within seven calendar days after signing, this waiver and release will become fully effective and enforceable (the “Effective Date”).
(e)Supplemental Release. Consultant or his representative also must provide a separately duly signed Waiver and General Release Agreement, in the form attached hereto as Exhibit A (the “Supplemental Release”), within 10 days after Consultant’s engagement hereunder terminates and not revoke the Supplemental Release. Within 10 day after the effective date of the Supplemental Release, and provided Consultant is in compliance with the terms of this Agreement, Company shall pay Consultant a lump sum cash payment in the amount of $5,000.  If Supplemental Release is subsequently revoked or Consultant subsequently breaches the terms of this Agreement, Consultant shall pay back the $5,000 payment to the Company.
14.Waiver of Good Reason Claims.  Reference is made to the Employment Agreement.  Consultant acknowledges that execution of this Agreement does not constitute “Good Reason” pursuant to Section 5(a) of the Employment Agreement, and hereby waives any claims against the Company resulting from execution of this Agreement, Consultant’s termination of employment with the Company, and/or Consultant’s resignation as a Director of the Board and of any other positions at the Company.

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Gianluca Rotino
February 9, 2022

15.Governing Law; Consent to Jurisdiction.  This Agreement shall be construed, interpreted, and governed in accordance with and by Texas law and the applicable provisions of federal law (“Applicable Federal Law”).  Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the state of Texas, including its statutes of limitations, except for Applicable Federal Law, without giving effect to any Texas conflict-of-laws rule that would result in the application of the laws of a different jurisdiction. Both Consultant and the Company acknowledge and agree that the state or federal courts located in Houston, Texas have personal jurisdiction over them and, to the extent not required to be arbitrated under Section 16 below, over any dispute arising under this Agreement, and both Consultant and the Company irrevocably consent to the jurisdiction of such courts.
16.Arbitration.
(a)Any claim, dispute, or controversy between the Consultant and the Company (which, for this purpose, shall include including any of the Company’s affiliated companies, successors, assigns, owners, directors, officers, shareholders, employees, managers, members and agents), including without limitation, those arising out of or relating to this Agreement, Consultant’s engagement hereunder or the termination thereof shall be submitted to final and binding arbitration pursuant to the Federal Arbitration Act (“FAA”). Before any such dispute is submitted to arbitration, the parties agree to first engage in a formal mediation process with an agreed-upon mediator, in an attempt to resolve their dispute. Notwithstanding the foregoing, the following shall not be subject to mandatory arbitration pursuant to this provision: (i) applications by any Party for temporary or preliminary injunctive relief in aid of arbitration or for the maintenance of the status quo pending arbitration; (ii) to the extent required by law, administrative claims or charges before applicable federal and state administrative agencies; and (iii) claims that may not be subject to pre-dispute mandatory arbitration agreements. Further, notwithstanding anything herein to the contrary, to the extent permitted by applicable law without invalidating this arbitration provision, the Company shall be entitled to seek injunctive, provisional and/or equitable relief in a court proceeding as a result of Consultant’s alleged violation of the terms of the Proprietary Information Agreement, and any such proceeding shall be governed by Section 15 above.
(b)To the maximum extent permitted by applicable law, the Parties agree that any claim each brings may not be initiated, maintained, heard or determined on a class action, collective action, or representative action basis either in court or in arbitration, and that each is not entitled to serve or participate as a class, collective or representative action member or representative or to receive any recovery from a class, collective or representative

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Gianluca Rotino
February 9, 2022

action involving a claim against the other Party either in court or in arbitration. Any claim brought by one Party may not be joined or consolidated with any other claim that does not involve precisely the same parties. If a Party is included within any class action, collective action, or representative action in court or in arbitration involving a claim against the other Party, such Party will take all steps necessary to opt-out of the action or refrain from opting in, as the case may be. Insofar as any claim between the Parties is permitted to proceed on a class action, collective action, or representative action basis, notwithstanding this Section 16, it must do so in court pursuant to Section 15 above.
(c)The arbitration process shall be confidential and private and administered by the American Arbitration Association (“AAA”) pursuant to its Commercial Arbitration Rules in effect at the time the dispute is submitted (the “Arbitration Rules”), which can be found at https://www.adr.org/sites/default/files/CommercialRules_Web-Final.pdf, a copy of which will be provided to Consultant upon Consultant’s request.  Claims must be submitted to AAA for arbitration in accordance with the Arbitration Rules for commencing an arbitration, and within the applicable statute of limitations. The arbitration shall be conducted on a strictly confidential basis, and Consultant shall not disclose the existence or nature of any claim or defense; any documents, correspondence, pleadings, briefing, exhibits, arguments, testimony, evidence, or information exchanged or presented in connection with any claim or defense; or any rulings, decisions, or results of any claim or defense (collectively, “Arbitration Materials”) to any third party, with the sole exception of Consultant’s legal counsel, whom Consultant shall ensure complies with these confidentiality terms, and the arbitrator. The Parties may file and the arbitrator shall hear and decide at any point in the proceedings any motion permitted by the Federal Rules of Civil Procedure, including but not limited to motions to compel discovery, motions for protective orders, motions to dismiss, motions for summary judgment, and motions in limine. In addition, the arbitration shall be subject to the same burdens of proof and statutes of limitations as if the claim at issue was being heard in the federal or state court provided by Section 15 above. The arbitration proceedings will be held in Houston, Texas before a single arbitrator who previously served as a federal or state court judge . The fees of the arbitrator, the fees of the AAA, and all other costs that are unique to the arbitration process shall be paid by the Company. Each Party shall be solely responsible for paying his/her/its own attorneys’ fees; however, if either Party prevails on a claim which affords the prevailing Party attorneys’ fees pursuant to law, statute, or contract, the arbitrator may award reasonable attorneys’ fees to the prevailing Party. The arbitrator shall have the authority to award any damages or relief authorized by law, except the arbitrator shall have no authority to award any punitive or exemplary damages and the Parties waive, to the full extent permitted by law, any right to recover such damages in such arbitration. The award of the arbitrator shall be in writing and shall contain the arbitrator’s factual findings, legal conclusions

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Gianluca Rotino
February 9, 2022

and reasons for the award. The award may be entered as a judgment in any court with jurisdiction over either Consultant or the Company. Either Party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement, to enforce an arbitration award and to vacate an arbitration award. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use their reasonable best efforts to file any court proceeding permitted herein and all Confidential Information (as defined in the Proprietary Information Agreement), and all documents containing Confidential Information, under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. To the extent any of the terms, conditions or requirements of this Agreement conflict with the Arbitration Rules, the terms, conditions or requirements of this Agreement shall govern.
(d)Notwithstanding any provision of the Arbitration Rules to the contrary, any issue concerning the validity or enforceability of any of the class action, collective action, and representative action waivers contained in this Agreement (“Waivers”) shall be governed by and determined under and in accordance with the FAA and shall be decided by a court of competent jurisdiction pursuant to Section 15 above. Any issue concerning arbitrability of a particular issue or claim pursuant to this Agreement (except for issues concerning the validity or enforceability of the class action, collective action, or representative action Waivers) must be resolved by the arbitrator, not the court.
17.Indemnification.
(a)With regard to the Services, the Company will indemnify and hold harmless Consultant from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act taken during the Term by the Company or its shareholders, managers, directors, officers, employees or agents or (ii) any violation or claimed violation of a third party’s rights resulting in whole or in part from Consultant’s use of any Confidential Information provided to Consultant by the Company under this Consulting Agreement.  With respect to Consultant’s prior employment with the Company as an officer and his service as a director of the Board, Section 8 of the Employment Agreement shall survive the termination of that agreement and continue to be applicable per its terms.  Furthermore and for the avoidance of doubt, nothing herein shall constitute a waiver of any right Consultant may have to indemnification or contribution from the Company or rights under any liability insurance policy of the Company.

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Gianluca Rotino
February 9, 2022

(b)With regard to the Services provided hereunder, Consultant will indemnify and hold harmless the Company and its shareholders, managers, directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act taken during the Term by Consultant or (ii) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Consulting Agreement.
(c)The indemnification provided in this Section 17 requires Consultant to provide notice to, and seek and obtain approval from, the Company before retaining counsel.
18.General. This Agreement is the sole agreement and understanding between the Company and Consultant concerning the subject matter hereof, and it supersedes any and all prior agreements and understandings with respect to such matter, whether written or oral.  Notwithstanding the foregoing, any post-employment restrictive covenants (such as, without limitation, covenants of confidentiality, non-solicitation or non-competition) contained in any other agreement between Employee and the Company, including, without limitation, those in the Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement by and between the Parties, effective as of July 1, 2020 (the “Proprietary Information Agreement”) shall remain in full force and effect, except that the duration of any restrictive covenants therein shall be extended by the period of time this Agreement is in effect.  Any required notice shall be given in writing by customary means with receipt confirmed at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other.  Consultant shall not subcontract any portion of Consultant’s duties under this Agreement without the prior written consent of Company.  Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of Company.  Company may assign the Agreement to any entity that succeeds to substantially all of the business or assets of Company.  This Agreement may only be amended or modifies by a writing signed by both parties.  Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.  In the event that any provision of the Agreement becomes or is declared by a court of competent jurisdiction or an arbitrator to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Company or Consultant.

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Gianluca Rotino
February 9, 2022

19.Consultation with Attorneys.  The Parties stipulate and agree that this Agreement shall not be construed against any Party as the drafter thereof.  All provisions of this Agreement have been negotiated by the Parties at arms’ length, and no Party shall be deemed the scrivener of this Agreement.  The Parties agree and direct that the rule of contract construction providing that ambiguous contract terms should be interpreted against the drafting party shall not apply nor be applied to this Agreement.  The representations and warranties contained in this Paragraph shall survive the execution of this Agreement.
20.Notices. Notices required under this Agreement shall be in writing and sent by registered U.S. mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the other by written notice:

If to the Company:

Kiromic BioPharma, Inc.
Attention: CFO
7707 Fannin Street, Suite 140
Houston, TX, 77054

If to Executive:

At the most recent address on file with the Company

With a courtesy copy to Consultant’s counsel who represented him in connection with the Agreement, Andrew Strong of Hogan Lovells

21.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to an original, and all of which together will constitute one and the same agreement.  Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including signed counterparts) may be used in lieu of the originals for any purpose.

[The remainder of this page is intentionally blank; signature page follows.]

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Gianluca Rotino
February 9, 2022

IN WITNESS WHEREOF, the Parties have executed this Agreements as of the Effective Date.

CONSULTANT /s/ Gianluca Rotino Gianluca Rotino	KIROMIC BIOPHARMA INC. By:/s/ Pietro Bersani Name: Pietro Bersani Title: Interim Chief Executive Officer

[Signature page to Transition and Consulting Agreement.]

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EXHIBIT A

SUPPLEMENTAL GENERAL RELEASE OF CLAIMS

This Waiver and General Release Agreement (“Release”) is executed by Gianluca Rotino (“Consultant”) on this day of ______________ , ____.

1.Waiver and General Release. Consultant, on behalf of himself and his heirs, executors, administrators, family members, attorneys and assigns, hereby waives, generally releases and forever discharges Kiromic BioPharma, Inc. (the “Company”), together with the Company’s directors, subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including each of their respective directors, officers, employees, shareholders, members, managers, partners, attorneys, insurers, and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, suits, complaints, contracts (whether oral or written, express or implied from any source), promises and liabilities of any kind, in law or equity, that Consultant ever had, may now have or hereafter can, will or may have against the Releasees as of and including the Release Effective Date (defined below), including, but not limited to:

a.

claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefits Protection Act (the “OWBPA”), the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Rehabilitation Act, the Americans with Disabilities Act, Section 1981 of the Civil Rights Act, the 1991 Civil Rights Act, the Family and Medical Leave Act, and/or any other federal, state, municipal or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

b.	claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or
c.	future causes of action under the federal false claims act and/or any state false claims act relating in any manner to information learned while employed with the Company; and/or

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21797328.8 238823-10002

d.

any other claim whatsoever including, but not limited to, claims for severance pay, sick pay, unpaid wages, unpaid bonuses, unpaid paid time off, claims based upon breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, defamation, interference with contract, intentional and/or negligent infliction of emotional distress, fraud, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to his employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding any claims that by law Consultant cannot waive, including claims for indemnification, and any claim that the Company has failed to make any payments or to provide any of the payments or benefits described in the Transition and Consulting Agreement, dated as of February 9, 2022, between Consultant and the Company (the “Consulting Agreement”).

2.Remedies if Consultant Breaches Waiver and Release. Consultant further acknowledges and agrees that if he breaches the provisions of the waiver and release, then to the fullest extent permitted by law, (a) the Company will be entitled to apply for and receive an injunction to restrain any violation of the waiver and release, (b) the Company will not be obligated to make any additional payments or provide any additional benefits, and (c) Consultant will be obligated to pay to the Company its costs and expenses in enforcing the waiver and release and defending against such lawsuit (including court costs, expenses and reasonable legal fees) if Company is the prevailing party.

3.Waiver of Reinstatement Rights. To the extent permitted by law, Consultant further waives, releases, and discharges Releasees from any reinstatement rights that Consultant has or could have.

4.Representations and Warranties of Consultant. Consultant expressly represents and warrants that (a) he is the sole owner of the actual or alleged claims, demands, rights, causes of action, and other matters that are released by Consultant herein; (b) the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and (c) Consultant has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein. Consultant further represents and warrants that he is unaware of any lien that has been noticed or filed and that would attach to any payment or benefit to be made or given by the Company pursuant to this Release. Consultant agrees to indemnify the Releasees, including payment of any attorneys’ fees and costs, and hold the Releasees harmless from and against any and all damages that may be suffered by them in the event that any of the foregoing representations and warranties are

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untrue in whole or part, and any and all claims based on or arising from any such assignment or transfer, or any attempted assignment or transfer, of any matters released herein.

5.Release of Known and Unknown Claims and Claims Under Age Discrimination in Employment Act. Consultant understands that this waiver and release includes a release of all known and unknown claims, including claims under the federal ADEA. Consultant acknowledges that this Release does not waive any right or claim that he may have under the ADEA, as amended by the OWBPA, that arises after the Release Effective Date.

6.Knowing and Voluntary Waiver. Consultant further acknowledges and agrees that he has carefully read and fully understands all of the provisions of this waiver and release and that he has obtained representation by counsel in connection with his execution of this waiver and release. Consultant has freely, knowingly and voluntarily elected to execute this Release, in exchange for due consideration, by signing below.  Consultant further acknowledges that he (i) is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Release; (ii) has made his own investigation of the facts and is relying solely upon his own knowledge; and (iii) knowingly waives any claim that this Release was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Release based upon presently existing facts, known or unknown.  Consultant acknowledges that the Company has provided him with the disclosure information pursuant to the ADEA and OWBPA (under Title 29 U.S.C. Section 626(f)(1)(H)), attached as Exhibit 1 to this Release.

7.Protected Rights. Consultant understands that nothing contained in this Release prohibits or limits Consultant’s ability to file a charge or complaint with any federal, state or local governmental agency or commission. Consultant also understands that this Release does not prohibit or limit Consultant’s ability to communicate with any federal, state or local governmental agency or commission, or to otherwise participate in any investigation or proceeding that may be conducted by such an agency or commission, including providing documents or other information.

8.Cooperation. In consideration for the payments and agreements set forth in the Consulting Agreement, Consultant agrees, upon request of the Company, to cooperate with the Company and its subsidiaries and affiliates with reasonable advance notice to provide information to and assist the Company, and its subsidiaries and affiliates in the investigation, defense, or prosecution of any suspected claim against or by the Company and its/their subsidiaries and affiliates or any Releasee. Such assistance will include, but is not limited to, participating in interviews with representatives of the Company, attending, as a witness, depositions, trials, or other similar proceedings without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information.  Consultant further agrees that he will provide full, complete and truthful information and testimony in all interviews, meetings, and/or testimony. Consultant understands that Company

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will reimburse Consultant for reasonable out-of-pocket expenses incurred as a result of such cooperation. Consultant will act in good faith to furnish the information and cooperation required by this Section 8 (Cooperation), and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create a hardship for Consultant.

9.Time to Consider Release; Revocation. Consultant acknowledges that he has had at least 21 calendar days after the receipt of this Release to consider signing this Release and that he may voluntarily choose to waive this 21-day period. In addition, Consultant has seven calendar days after signing the Release to revoke it, in which case this Release will be null and void. Any such revocation must be in writing and be submitted to Kiromic BioPharma, Inc., Attn:  CFO, 7707 Fannin Street, Suite 140; Houston, TX, 77054. Consultant understands that if he signs this Release and does not revoke the Release within seven calendar days after signing, this Release will become fully effective and enforceable (the “Release Effective Date”). Consultant also understands that no severance payments will be paid to him until the seven-calendar-day revocation period has expired without him having revoked the Release.

Consultant

By:________________________

Date:________________________

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